                               POWER OF ATTORNEY

        The undersigned, as a Section 16 reporting person of iRhythm
Technologies, Inc. (the "Company"), hereby constitutes and appoints Matthew
Garrett, Denise Mandell and Kristen Blumenthal the undersigned's true and lawful attorney-in-fact, to:

        1.   Prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the Securities and Exchange Commission (the "SEC") a Form
ID, including amendments thereto, and any other documents necessary or appropriate to obtain EDGAR codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16 (a) of the
Securities Exchange Act of 1934 or any rule or regulation of the SEC;

        2.   Complete and execute Forms 3, 4 and 5 and other forms and all amendments thereto as such attorney-in-fact shall in his or her discretion determine to be required or advisable pursuant to Section 16 of the Securities
Exchange Act of 1934 (as amended) and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the
Company; and

        3.   Do all acts necessary in order to file such forms with the SEC, any securities exchange or national association, the Company and such other person or agency as the attorney-in-fact shall deem appropriate.

        The undersigned hereby ratifies and confirms all that said attorneys-in-
fact and agent shall do or cause to be done by virtue hereof The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 (as amended).

        This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms ID, 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the
Company, unless earlier revoked by the undersigned in a signed writing delivered to the Company and the foregoing attorneys-in-fact.

        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 23 day of April2018.

                                      Cathleen Noel Bairey Merz

      SEE ATTACHED                    /s/ Cathleen Noel Bairey Merz
   NOTORIAL CERTIFICATE               ----------------------------------------
                                      Signature

                            CALIFORNIA ALL- PURPOSE
                         CERTIFICATE OF ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California

County of San Francisco

On 4/23/2018  before me,  Kaitlin Sheber, Notary Public

personally appeared  Cathleen Noel Bairey-Merz who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her authorized capacity, and that by her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.             KAITLIN SHEBER
                                               COMM.# 2132455
                                          NOTARY PUBLIC-CAlIFORNIA
                                          SAN FRANCISCO COUNTY
                                          My Comm. Expires Nov. 1, 2019
Kaitlin Sheber
-----------------------------
Notary Public Signature       (Notary Public Seal)